Exhibit 10.1

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

To:	(1)

Lion Capital LLP

21 Grosvenor Place

London

SW1X 7HF

acting for and on behalf of each of:

(i) Lion Capital Fund I L.P.

(ii) Lion Capital Fund I A L.P.

(iii) Lion Capital Fund I B L.P.

(iv) Lion Capital Fund I C L.P.

(v) Lion Capital Fund I SBS L.P.; and

	(2)	Lion Capital (Guernsey) Limited c/o Aztec Financial Services Second Floor Tudor House Le Bordage St Peter Port Guernsey GY1 3PP (together, the “Lion Funds”)

From:		Central European Distribution Corporation (“CEDC”) ul. Bokserska 66 02-690 Warszawa Poland

Date: 22 May 2008

Dear Sirs

Project Rally

1	We refer to:

(i)	the sale and purchase agreement (the “SPA”) to be entered into today between, amongst others, Pasalba Limited (“Bidco”) and the Seller (as defined in the SPA) relating to the acquisition by Bidco of the entire issued share capital of certain direct and indirect subsidiaries of Cirey Holdings, Inc., which together comprise the Russian Alcohol Group (“RAG”) (the “Acquisition”);

(ii)	the letter attached at Schedule 1 to this letter dated the same date as this letter from CEDC to Bidco (as defined therein) (the “Bidco Commitment Letter”);

(iii)	the shareholders’ agreement attached at Schedule 2 to this letter, and to be entered into between, amongst others, CEDC and Lion/Rally Cayman 1 LP relating to the investment by CEDC and Lion/Rally Cayman 1 LP in [Lion/Rally Cayman 2], a Cayman Islands company (the “Company”), to be formed specifically for the purposes of the Acquisition (the “Shareholders’ Agreement”);

(iv)	the proposed memorandum of association and articles of association of the Company, including the schedule thereto, in the form provided to and agreed upon by the parties to this letter agreement on the date hereof (the “Articles”);

(iv)	the instrument attached at Schedule 3 to this letter, to be made between the Company, [Lion/Rally Lux 1 S.A.], and [Lion/Rally Lux 3 S.à r.l.] constituting $103,500,000 unsecured exchangeable loan notes (the “Loan Note Instrument” and, together with the Shareholders’ Agreement and the Articles, the “Equity Documents”); and

(v)	the financing commitment letter made between J.P. Morgan plc and JPMorgan Chase Bank, N.A. and CEDC on the date hereof, a copy of which has been provided to Bidco and the Seller by CEDC (the “JPM Bridge Financing Letter” and, together with the Bidco Commitment Letter, the “CEDC Documents”).

2	This letter agreement is being entered into by the parties to:

(i)	provide comfort to the Lion Funds that CEDC has the ability to satisfy its financial obligations under, and in accordance with, the Equity Documents;

(ii)	provide comfort to CEDC that the Lion Funds will allow CEDC to make the investments contemplated by the Equity Documents on the terms and conditions set forth therein (the “CEDC Investment”); and

(iii)	confirm the parties’ mutual understandings and agreements with respect to the CEDC Investment and the Acquisition.

3	In consideration of the Lion Funds entering into the SPA and the Equity Documents to which they are, or will be, parties, and in consideration of CEDC providing the Bidco Commitment Letter and entering into the Equity Documents:

3.1	CEDC represents, warrants and undertakes to each of the Lion Funds that:

(i)

(a) CEDC has the corporate power and authority required to enter into this letter agreement and each of the Equity Documents and the CEDC Documents to which it is or will be a party, (b) any subsidiary of CEDC to which the obligation to fund the Equity Investment is transferred (“CEDC Investment Vehicle”) has or will have at the time of making the CEDC Investment the corporate power and authority required to enter into each of the Equity Documents and the CEDC Documents to which it is or will be a party, and (c) CEDC has and the CEDC Investment Vehicle will have at the time of making the CEDC Investment the corporate power and authority required to perform their obligations under the Equity Documents and the CEDC Documents in accordance with their terms;

(ii)	CEDC will, and shall procure that the CEDC Investment Vehicle, if any, will (and in such case, both of them where the relevant Equity Document so provides) upon Closing (as such term is defined in the SPA (“Closing”)) and satisfaction of the conditions set forth in part 4 hereof: (x) enter into the Shareholders’ Agreement and perform its, or their, obligations thereunder, including (but not limited to) those under Clause 2 of the Shareholders’ Agreement; (y) subscribe for $156,500,000 of equity pursuant to the terms of the Shareholders’ Agreement; and (z) subscribe for $103,500,000 of notes pursuant to the terms of the Loan Note Instrument (together with (x) and (y), the “Commitment”);

(iii)	it will have at Closing sufficient funds available to fund the Commitment; and

(iv)	there is not in existence any document, agreement, arrangement or understanding in relation to any aspect of the financing of the Acquisition to which CEDC or any of its connected persons or affiliates is a party which might prejudice the ability of CEDC to pay or procure to be paid the amounts payable by them in connection with the Commitment, or to enter into the Equity Documents or the CEDC Documents.

3.2	The Lion Funds represent, warrant and undertake to CEDC that:

(i)	(a) they have the power and authority required to enter into this letter agreement, and (b) they have or will procure that any of their affiliates to which their obligations in respect of the Acquisition and the Equity Documents are transferred (the “Lion Parties”) have the power and authority to enter into each of the Equity Documents to which they are or will be a party, and the SPA, and to perform their obligations under each of them in accordance with their terms, and to complete the Acquisition on the terms and conditions set forth in the SPA;

(ii)	they will procure that the relevant Lion Parties will upon Closing: (i) enter into the Shareholders’ Agreement and perform their obligations thereunder, including (but not limited to) those under Clause 2 of the Shareholders’ Agreement; and (ii) cause the subscription of $184,000,000 of equity pursuant to the terms of the Shareholders’ Agreement (together with (i), the “Lion Commitment”);

(iii)	they will have at Closing sufficient funds available to fund the Lion Commitment; and

(iv)	there is not in existence any document, agreement, arrangement or understanding in relation to any aspect of the financing of the Acquisition to which the Lion Funds or any of their connected persons or affiliates is a party which might prejudice the ability of the Lion Funds to pay or procure to be paid the amounts payable by them in connection with the Lion Commitment or to enter into the Equity Documents, or to prejudice the ability of CEDC to make the CEDC Investment.

4	CEDC’s obligations in respect of the Commitment are subject to the satisfaction or waiver by CEDC (such waiver being in CEDC’s sole discretion) of the following conditions on or before Closing:

(i)	the Lion Funds shall have provided evidence satisfactory to CEDC (acting reasonably) that the Lion Funds, Lion Capital LLP, Lion Capital General Partner LLP, Lion Capital General Partner II LLP, Lion Capital Carry LP, Lion Capital Carry II LP, or Lion/Latimer GP II (Guernsey) Limited (or an affiliate of any of them) has or will have at Closing sole effective control of Lion/Rally Cayman 1 LP and through their controlling interest in Lion/Rally Cayman 1 LP or otherwise will have effective control of the Company;

(ii)	the Company, [Lion/Rally Lux 1 S.A.], [Lion/Rally Lux 3 S.à r.l.] and any other subsidiary or affiliate thereof contemplated by the SPA or the Equity Documents shall have been properly formed and have all corporate and legal authority to carry out or participate in the transactions contemplated by the SPA and the Equity Documents;

(iii)	except as agreed by CEDC (such agreement not to be unreasonably delayed, withheld or conditioned), there having been no changes to (i) the SPA or the schedules thereto; (ii) the Lion Commitment or (iii) the Equity Documents; and

(iv)	no existing order, writ, injunction, decree, statute, rule, regulation or other requirement of any Governmental authority shall have been made, promulgated or enacted that restrains, enjoins, invalidates or declares the CEDC Investment ineffective or otherwise prohibits the CEDC Investment.

5	CEDC hereby undertakes and agrees:

(i)	conditional upon Closing having occurred (and satisfaction of the conditions set forth in paragraph 4 hereof on or before Closing), if CEDC shall fail to enter into (or procure that the CEDC Investment Vehicle enter into) the Shareholders’ Agreement and/or subscribe and pay for the Commitment, the Put Option arrangements contained in Clause 9 of the Shareholders’ Agreement shall be binding on CEDC from the date of Closing, as if CEDC had entered into the Shareholders’ Agreement, and subject to the terms and conditions thereof;

(ii)	that any material public announcements made in connection with this letter agreement, the Acquisition or the entry into the Equity Documents (including but not limited to any announcements required to be made in accordance with applicable law or regulation, to the extent permitted by law) shall be made only following consultation as to the contents of such announcements with the Lion Funds; and

(iii)	that it will use its reasonable efforts, including offering Direct Financing Limited registration rights substantially similar to the rights of the Lion Parties, to obtain, within 30 calendar days of the date of this letter agreement or Closing, whichever is earlier, the consent of Direct Financing Limited to (i) grant to the Lion Parties a second demand registration right pursuant to the Registration Rights Agreement that has been agreed in form between CEDC and the Lion Parties in connection with the Put Option in the Shareholders’ Agreement and (ii) all other terms of such Registration Rights Agreement which require the consent of Direct Financing Limited; provided that if such consent is not obtained within the 30 calendar day period, unless CEDC and the Lion Parties agree on mutually acceptable modifications of the Registration Rights Agreement, the option of CEDC to settle the Put Option in part with CEDC shares (as provided in the Shareholders’ Agreement) shall be cancelled.

6	The Lion Funds hereby undertake and agree:

(i)	conditional upon CEDC having complied with its obligations under this letter, to allow CEDC to make the CEDC Investment;

(ii)	that CEDC may transfer the obligation to fund the Commitment and to enter into the Equity Documents to any subsidiary, provided that such subsidiary undertakes to fund the Commitment on substantially similar terms to this letter agreement and that CEDC provides a guarantee of such subsidiary’s obligations in respect of the Shareholders’ Agreement (as contemplated in Clause 12 of the Shareholders’ Agreement);

(iii)	that any material public announcements made in connection with this letter agreement, the Acquisition or the entry into the Equity Documents (including but not limited to any announcements required to be made in accordance with applicable law or regulation, to the extent permitted by law) shall be made only following consultation as to the contents of such announcements with CEDC; and

(iv)	to put in place the corporate structure and related contracts, instruments and agreements contemplated by the Equity Documents (including, without limitation, the Pledge Agreement in favour of CEDC (as defined in the Shareholders’ Agreement)) prior to Closing.

7	The Lion Funds hereby grant to CEDC the right, but not the obligation, to participate in any short-term bridge debt financing provided in relation to the Acquisition by the Lion Funds (a “Bridge Loan”), up to an amount of 40% of any such Bridge Loan.

8	The Lion Funds hereby undertake to CEDC that subject always to the provisions of paragraphs 9 and 10, from the date of this letter until 31 January 2009, they shall not, without CEDC’s consent, which shall not be unreasonably withheld or delayed, enter into any agreement for loan facilities to be used for the purposes of (a) financing the Acquisition by the Company or any subsidiary thereof (a “Financing”) but excluding, for the avoidance of doubt, (i) any loan notes issued to the Sellers or their affiliates pursuant to the terms of the SPA and (ii) any shareholder debt, or (b) refinancing the debt of RAG outstanding at Closing (a “Refinancing”). The right granted to CEDC pursuant to this paragraph 8 shall be known as the “CEDC Veto Right”.

9	The CEDC Veto Right shall not apply to: (a) the first US$80 million of loan facilities utilised and applied to a Refinancing, and which have an interest rate of (x) 10% or less if such loan facilities are denominated in Euros or US dollars or (y) 11% or less if such loan facilities are denominated in Roubles (together with (x), the “Maximum Applicable Rate”); (b) the rollover or renewal of any debt of RAG at Closing which has an interest rate less than the Maximum Applicable Rate; and (c) any Bridge Loan(s) made by the Lion Funds. For the avoidance of doubt, CEDC shall have the right to participate in any such Bridge Loan(s), in accordance with the provisions of paragraph 7. Loans falling within (a), (b), and (c) of the preceding sentence are hereafter referred to as “Interim Facilities”. The CEDC Veto Right shall apply to any subsequent refinancing of the Interim Facilities, unless such refinancing takes the form of further Interim Facilities, in which case the CEDC Veto Right shall not apply. Notwithstanding the provisions of the foregoing, the CEDC Veto Right shall, however, apply to any rollover of any Bridge Loan(s).

10	CEDC hereby undertakes to the Lion Funds not to exercise the CEDC Veto Right if the Lion Funds or any affiliate thereof, in connection with a Financing or a

Refinancing, enter into a financing package with Goldman Sachs which: (a) is in accordance with the financial terms contained in the commitment documents provided to, and identified by, the parties letter agreement on the date hereof (the “GS Commitment Documents”), (b) is materially in accordance with all other terms in the GS Commitment Documents, and (c) limits total net debt of the banking group to 5.25x EBITDA.

11	In the event that the Company or any subsidiary thereof, including, for the avoidance of doubt, RAG, utilises a mezzanine financing facility provided by Goldman Sachs (pursuant to paragraph 10), in order to effect a Financing or a Refinancing (a “Mezzanine Facility”) (whether such facility is drawn down at Closing or thereafter), the parties agree that the rate of interest payable on the loan notes issued to CEDC pursuant to the Loan Note Instrument shall be increased from the date of such utilisation to “P” as calculated by the following formula, with “P” to be known as the “Revised Percentage”:

I	=	A x B x C	P	=	I
		D			103,500,000

where

A	=	the greater of (a) 0 and (b) (i) the cash margin on the Mezzanine Facility plus (ii) the PIK coupon on the Mezzanine Facility minus (iii) 6.5%;

B	=	the amount (expressed in US dollars) drawn down under the Mezzanine Facility;

C	=	40%; and

D	=	60%.

12	The parties hereby undertake, in the event that the Revised Percentage becomes payable, to make all necessary changes to the Loan Note Instrument required to change of rate of interest payable on the loan notes issued pursuant to the Loan Note Instrument to the Revised Percentage.

13	The Lion Funds hereby undertake to CEDC, conditional upon Closing and CEDC subscribing the amounts contemplated by the Commitment, to procure that, at Closing, payment of an amount of $4,722,500 is made to CEDC, by way of a fee for its entering into this letter agreement.

14	CEDC acknowledges that the Lion Funds will be relying on the provisions of this letter agreement in entering into the SPA. The Lion Funds acknowledge that CEDC will be relying on the provisions of this letter agreement in entering into the financing and corporate undertakings required to make the CEDC Investment.

15	Notwithstanding anything that may be expressed or implied in this letter agreement, CEDC and the Lion Funds, each by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than CEDC and the Lion Funds shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, and no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by, any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of CEDC or the Lion Funds or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statue, regulation or other applicable law, for any obligations of CEDC or any of the Lion Funds under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation. This paragraph 15 does not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

16	Each of the parties to this letter agreement hereby acknowledge that the limited partners in the Lion Funds have limited liability (for the purposes of this letter agreement and otherwise), except that such liability shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation, and, notwithstanding any other provision in this letter agreement each party hereby agrees that the liability of the partners in any of the parties which is constituted as a limited partnership shall be regulated in accordance with the jurisdiction in which that limited partnership is registered or otherwise constituted.

17	The parties hereto acknowledge that any liability of CEDC arising from its failure to fund the Commitment (which the parties acknowledge is subject to Closing and satisfaction of the conditions set forth in paragraph 4 hereof) shall be reduced, pro rata, by any amounts recovered pursuant to the terms of the Bidco Commitment Letter by Bidco or the Seller.

18	This letter agreement is confidential and may not be disclosed by a party to any third party other than to the financial or professional advisers of the Lion Funds or CEDC in connection with the Acquisition, or as may be required by law, regulation or any governmental or competent regulatory authority, without the prior written consent of the other party.

19	This letter shall be governed by and construed in accordance with English law and the parties hereto hereby submit to the exclusive jurisdiction of the English courts.

Yours faithfully

/s/ William Carey
Name:	William Carey
Title:	President
for and on behalf of
Central European Distribution Corporation

Agreed and accepted on behalf of

Lion Capital Fund I L.P.

Lion Capital Fund I A L.P.

Lion Capital Fund I B L.P.

Lion Capital Fund I C L.P.

Lion Capital Fund I SBS L.P.

/s/ James Cocker
Name:	James Cocker
Title:	Duly Authorized Attorney
for and on behalf of
Lion Capital LLP

/s/ Rob Jones
Name:	Rob Jones
Title:	Director
for and on behalf of
Lion Capital (Guernsey) Limited

SCHEDULE 1

BIDCO COMMITMENT LETTER

SCHEDULE 2

SHAREHOLDERS’ AGREEMENT

SCHEDULE 3

LOAN NOTE INSTRUMENT